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                                                                    EXHIBIT 4(d)

November 6, 2002


                     Company Order and Officers' Certificate
                    4.3148% Senior Notes, Series B, Due 2007


Deutsche Bank Trust Company Americas, As Trustee
100 Plaza One - MSJCY03-0604
Jersey City, NJ 07310

Attn:  Corporate Trust Division

Ladies and Gentlemen:

Pursuant to Article Two of the Indenture, dated as of September 1, 1997 (as it may be amended or supplemented, the "Indenture"), from Kentucky Power Company (the "Company") to Deutsche Bank Trust Company Americas, as trustee (the "Trustee"), and the Board Resolutions dated April 22, 2002, a copy of which certified by the Secretary or an Assistant Secretary of the Company is being delivered herewith under Section 2.01 of the Indenture, and unless otherwise provided in a subsequent Company Order pursuant to Section 2.04 of the Indenture,

1. The Company's 4.3148% Senior Notes, Series B, Due 2007 (the "Notes") are hereby established. The Notes shall be in substantially the form attached hereto as Exhibit 1.

2. The terms and characteristics of the Notes shall be as follows (the numbered clauses set forth below corresponding to the numbered subsections of Section 2.01 of the Indenture, with terms used and not defined herein having the meanings specified in the Indenture):

     (i) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $80,400,000, except as contemplated in Section 2.01(i) of the Indenture;

     (ii) the Maturity Date (as defined in the Indenture) of the Notes shall be November 10, 2007;

     (iii)interest shall accrue from November 10, 2002; the Interest Payment Dates on which such interest will be payable shall be May 10 and November 10, and the Regular Record Date for the determination of Holders (as defined below) to whom interest is payable on any such Interest Payment Date shall be the April 25 or October 25, as the case may be, next preceding such Interest Payment Date; provided however that if the Original Issue Date of a Note shall be after a Regular Record Date and before the corresponding Interest Payment Date, payment of interest shall commence on the second Interest Payment Date succeeding such Original Issue Date and shall be paid to the Person in whose name this Note was registered on the Regular Record Date for such second Interest Payment Date; and provided further, that interest payable on the Stated Maturity Date or any Redemption Date shall be paid to the Person to whom principal shall be paid;

     (iv) the interest rate or rates at which the Notes, or any Tranche thereof, shall bear interest shall be 4.3148%;

     (v) the terms in addition to those contained in the Indenture regarding the redemption, purchase or repayment of such series, shall be set forth in Section 4 hereof and in the Note;

     (vi) (a) the Notes  shall not be issued in the form of a Global  Note;  and
          (b) the procedures with respect to transfer and exchange of Notes shall be as set forth in the form of Note attached hereto;

     (vii)the title of the Notes shall be "4.3148% Senior Notes, Series B, Due 2007";

     (viii) the form of the Notes shall be as set forth in Paragraph 1 above;

     (ix) the maximum interest rate of the Notes shall not exceed by 3.0% the yield to maturity at the date of pricing on United States Treasury Bonds of comparable maturity;

     (x)  the Notes shall not be subject to a Periodic Offering;

     (xi) not applicable;

     (xii)any other information necessary to complete the Notes shall be set forth in the Note or herein;

     (xiii) not applicable;

     (xiv) not applicable;

     (xv) not applicable;

     (xvi) the Notes shall not be issued as Discount Securities;

     (xvii) not applicable;

     (xviii) not applicable; and

     (xix) not applicable.

3. (i) The Notes shall constitute direct, unsubordinated and unsecured obligations of the Company.

     (ii) The Notes shall rank equally among themselves and at least equally with all other unsecured obligations of the Company, except for liabilities mandatorily preferred by law.

4.
     (i) The Company may redeem all (but not some only) of the Notes of a Series in whole on an Interest Payment Date before their Maturity Date at their Early Redemption Amount (as defined below) if the Company has or will become required to increase

          (a) the amount of a payment in respect of a Note under Section 6(ii) below; or

          (b) the amount of a payment to Ambac Assurance under the Insurance Agreement (as defined below).

     (ii) The Company shall redeem all (but not some only) of the Notes of a Series if:

          (a) a law of any State, a federal law, or rule or regulation of any governmental agency requires the reorganization of the Company or the transfer of all or a substantial portion of its assets; and

          (b) following such reorganization or transfer, all or a substantial portion of the business of the Company will be unregulated with respect to the rates it is entitled to charge its customers.

     (iii)the Company shall be required to redeem the Notes by paying the amount specified in Section 5(iii) if Appalachian Power Company, a Virginia corporation, concurrently exercises its redemption right (which is substantially identical to the right contained in this Section 4) pursuant to Section 4 of its Company Order and Officers' Certificate dated November 6, 2002.

5. If the Company elects or is obligated to redeem all of the Notes of a Series under Section 4:

     (i) the Company must give at least 30 days' (and no more than 60 days') notice to the Security Registrar, the registered holders of the Notes (the "Holders"), Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company ("Ambac Assurance") and Ambac Financial Services, L.P.;

     (ii) before the Company gives such notice, the Company shall deliver to the Security Registrar:

          (a)  a certificate  signed by two authorized  officers of the Company;
               and

          (b) an opinion of independent legal counsel of recognized standing of the Company (which may be Simpson Thacher & Bartlett), that the Company is entitled or obliged (as the case may be) to effect the aforementioned redemption;

     (iii)the amount payable by the Company on redemption at any time before the Maturity Date of any Notes of a Series is an amount (the "Early Redemption Amount") equal to the sum of:

          (a) the aggregate outstanding principal amount, and any interest accrued, on those Notes to and including the date of redemption;

          (b) the aggregate of any additional amounts which the Holder is required to pay under any related swap transaction between the Holder and Ambac Financial Services LP (or a substitute swap counterparty under a swap transaction entered into in substitution of that related swap transaction) in consequence of such redemption by the Company (as notified to the Holder and the Company by Ambac Financial Services LP); and

          (c) the US$ equivalent of the aggregate of any additional amounts which the Holder is required to pay to any investor in the Holder in order to enable it to discharge fully any early redemption amount payable by such investor, on any debt securities issued by it, in consequence of such redemption by the Company (as notified to the Holder and the Company by such investor).

     (iv) Any notice of redemption given under this section is irrevocable, and the Company must redeem all of the Notes of the relevant Series on the Interest Payment date specified in the notice delivered pursuant to this Section 5.

     (v) The Company and any of its subsidiaries may at any time purchase Notes in the open market or otherwise and at any price. If purchases are made by tender, tenders must be available to all Holders alike.

     (vi) All Notes redeemed by the Company or purchased by or on behalf of the Company or any of its subsidiaries under this section must be cancelled immediately.

6.   With respect to certain taxes that may be applicable to the Notes:

     (i) Payments in respect of principal and interest are subject in all cases to applicable provisions of any applicable laws and regulations. All payments in respect of the Notes must be made in full without set-off or counterclaim, and without any withholding or deduction in respect of taxes unless required by law.

     (ii) Subject to the following paragraph, if a law requires the Company to withhold or deduct an amount in respect of taxes from a payment in respect of the Notes such that the Holder would not actually receive on the due date the full amount provided for under the Notes, then:

          (a) the Company agrees to deduct the amount for the taxes (and any further withholding or deduction applicable to any further payment due under paragraph (b) below); and

          (b) if the amount deducted or withheld is in respect of taxes imposed by the United States ("US Tax"), the amount payable is increased so that, after making the deduction and further deductions applicable to any additional amounts payable by the Company under this section ("Additional Amounts"), each Holder who is a "Non-US Holder" (as defined below) is entitled to receive (at the time the payment is due) the amount it would have received if no deductions had been required.

     (iii)The Company is not  required to pay an  Additional  Amount  under this section if the obligation to do so arises as a result of any one or more of the following:

          (a) any US Tax which would not have been imposed on the Non-US Holder but for:

               (1) the existence of any present or former connection between such Non-US Holder (or between an agent, fiduciary, settlor, beneficiary, member, or shareholder of, or possessor of a power over, such Non-US Holder (each, an "Attribution Person")) and the United States, including, but not limited to, such Non-US Holder (or an Attribution Person) being or having been present in the United States, being or having been a citizen or resident thereof, being or having been engaged in a trade or business therein or having or having had a permanent establishment therein;

               (2) the failure of such Non-US Holder or any Attribution Person to comply with any certification, identification or information reporting requirements under the income tax laws and regulations of the United States or any political subdivision or taxing authority thereof or therein necessary to establish entitlement to relief or an exemption from withholding or;

               (3) the presentation of a Note for payment after a specified time period;

          (b) any estate, inheritance, gift, sales, transfer, excise, personal property, or any similar US Tax;

          (c) any US Tax that is payable other than by withholding or deduction;

          (d) with respect to a Non-US Holder other than ACE Funding American Electric Power Subsidiaries Series 2002-1 MTN KEPCo Trust (the "Trust") or the holder of the Trust's investor unit, any US Tax imposed by reason of such Non-US Holder's or any Attribution Person's past or present status as a "passive foreign investment company", "personal holding company", "foreign personal holding company" or "controlled foreign corporation" within the meaning of the United States federal income tax laws, or as a corporation that is subject to the "accumulated earning tax" within the meaning of such laws;

          (e) with respect to a Non-US Holder other than the Trust or the holder of the Trust's investor unit, any US Tax imposed by reason of such Non-US Holder's or any Attribution Person's past or present status as a bank making a loan in the ordinary course of its business;

          (f) with respect to a Non-US Holder other than the Trust or the holder of the Trust's investor unit, any US Tax imposed on interest received by or deemed received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Internal Revenue Code and the regulations that may be promulgated thereunder) of the Company or (2) a "controlled foreign corporation" with respect to the Company within the meaning of the Internal Revenue Code;

          (g)  any combination of items (a), (b), (c), (d), (e) or (f); or

          (h)  any tax that is not a US tax.

     (iv) In addition, Additional Amounts will not be paid with respect to any Note to a person that is not the beneficial owner thereof of such Note to the extent that the beneficial owner thereof would not have been entitled to the payment of such Additional Amounts had such beneficial owner been the legal holder of such Note.

     (v)  In this section:

          Non-US Holder means:

          (A) an individual who is a non-resident alien from the perspective of United States Federal income tax ("USFIT") law who has not become generally subject to USFIT by virtue of extensive physical presence in the United States ("US");

          (B) a corporation - or entity taxable as a corporation for USFIT purposes - organised or created under non-US law;

          (C)  an estate that is not taxable in the US on its worldwide  income;
               or

          (D)  a trust if:

               (I)  no  court  within  the  US  is  able  to  exercise   primary
                    jurisdiction over its administration; or

               (II) no US person nor combination of US persons has the authority to control all its substantial decisions.

     (vi) Each Non-US Holder shall deliver or cause to be delivered to the Company and Ambac Assurance, a properly completed and duly executed U.S. Internal Revenue Service ("IRS") Form W-8BEN (or any successor thereto) on behalf of itself and, with respect to the Trust, on behalf of the holder of its investor unit on or before the date it becomes a Holder. In addition, each Non-US Holder shall deliver or cause to be delivered to the Company and Ambac Assurance such IRS Forms W-8BEN promptly upon or before the expiration, obsolescence or invalidity of any such documents previously delivered by such Non-US Holder. A Non-US Holder that provides IRS Forms W-8BEN without a taxpayer identification number must provide a new form upon the expiration of every third succeeding calendar year. Each Non-US Holder providing forms or certificates pursuant to this paragraph (vi) hereby represents, covenants and warrants the accuracy of the information provided therein.

     (vii)The Company shall not be required to pay any Additional Amounts to any Non-US Holder under this Section 6 to the extent that the obligation to pay such Additional Amounts would not have arisen but for a failure by such Non-US Holder to comply with the provisions of paragraph (vi) above.

7.   For purposes of the Notes of this Series:

     (i) The term "Business Day" shall mean only those Business Days (as defined in the Indenture on which commercial banks and foreign exchange markets are open to settle payments and for general business in New York. If any payment is scheduled to be made on a day that is not a Business Day, such payment will be made on the immediately preceding Business Day.

     (ii) For the purpose of Section 6.01 (a)(1)-(3) of the Indenture and notwithstanding anything therein to the contrary, the Company shall be entitled to no more than two Business Days with respect to any continuance of default or period in which to remedy a default after receipt of a Notice of Default, as the case may be, before such event becomes an Event of Default.

     (iii)In addition to the provisions governing transfer of notes set forth in Section 2.05 of the Indenture, the following provisions shall also be applicable to the Notes:

          (a) Except with respect to Ambac Assurance, Notes may only be transferred within, to or from Australia if the aggregate consideration payable by the transferee at the time of transfer is at least A$500,000 (disregarding moneys lent by the transferor or its associates to the transferee) or the offer or invitation giving rise to the transfer does not constitute an offer or invitation for which disclosure is required to be made to investors under Part 6D.2 of the Corporations Act 2001 of Australia.

          (b) (A) Any Note issued prior to the forty day restricted period as defined in Regulation S promulgated under the Securities Act of 1933, as amended (the "Restricted Period"), shall bear the following legend:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT DURING THE FORTY DAY RESTRICTED PERIOD (AS DEFINED IN REGULATION S OF THE SECURITIES
ACT) SUCH SECURITY MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY (A) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (B) TO AMBAC ASSURANCE AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT IF AMBAC ASSURANCE PROMPTLY NOTIFIES THE COMPANY OR ITS PAYING AGENT OF SUCH RESALE, PLEDGE OR TRANSFER, AND THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH ABOVE. PRIOR TO ANY SUCH TRANSFER, THE TRANSFEROR WILL FURNISH TO THE TRUSTEE SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING SO MADE.

               (B)  All Notes will bear the following legend:

ANY UNITED STATES PERSON WHO HOLDS THIS SECURITY WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.

          (c) Notes may not be transferred to persons that are "United States persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code (other than Ambac Assurance) and each Holder, by acceptance of a Note, agrees that it is prohibited from making such transfers.

          (d) Neither the Notes nor any beneficial interest therein may be offered, sold or otherwise transferred in the absence of registration under the Securities Act or an applicable exemption therefrom. The Holders shall not, during the forty day restricted period as defined in Regulation S of the Securities Act, resell, pledge or transfer such Notes or any beneficial interest therein except (1) outside the United States to a person other than a U.S. Person (as the term is defined in the Securities Act) in a transaction meeting the requirements of Rule 904 under the Securities Act or (2) to Ambac Assurance after the occurrence of an Event of Default if Ambac Assurance promptly notifies the Company or its paying agent of such resale, pledge or transfer, and the Holder shall, and each subsequent Holder is required to, notify any purchaser from it of the resale restrictions set forth above. Prior to any such transfer, the transferor will furnish to the Trustee such certifications, legal opinions, or other information as the Company may reasonably require to confirm that such transfer is being so made.

          (e) Any request for the transfer of any Note during the Restricted Period shall be accompanied by a certification signed by the transferor in the form of Exhibit 2.

     (iv) In addition to the limits contained in Section 9.02 of the Indenture, no supplemental indenture set forth in the first paragraph of such section, which may be adopted with the consent of the holders of not less than a majority in the aggregate principal of the relevant Securities, may change the time currency or basis of calculation of any amount payable, or of any associated definition.

     (v) Any provision of this Company Order, any Note or the Indenture (collectively, the "Financing Documents") expressly recognizing or granting rights in or to Ambac Assurance may not be amended in any manner which affects the rights of Ambac Assurance hereunder or thereunder without the prior written consent of Ambac Assurance.

     (vi) Any reorganization or liquidation plan under applicable bankruptcy or similar law with respect to the Company must be acceptable to Ambac Assurance. In the event of any such reorganization or liquidation, Ambac Assurance shall have the right to vote on behalf of all Holders who hold Ambac Assurance-insured Notes absent a default by Ambac
          Assurance under the applicable Financial Guaranty Insurance Policy insuring such Notes.

     (vii)Ambac Assurance's consent shall, with respect to the Notes, be required in addition to Holder consent, when required, for the following purposes: (A) execution and delivery of any supplemental indenture for which the consent of any of the Holders is required, or any amendment, supplement or change to or modification of any Financing Document (except as otherwise provided by Section 9.01 of the Indenture), (B) removal of the Trustee or any paying agent and selection and appointment of any successor trustee or paying agent; and (C) initiation or approval of any action not described in (A) or
          (B) above which requires Holder consent.

     (viii) So long as the Financial Guaranty Insurance Policy issued by Ambac Assurance in connection with the Notes in favor of the Holders (the "Policy") is in effect with respect to the Notes, except for U.S. federal, state and local income and franchise tax purposes, Ambac Assurance shall be deemed to be the owner of all outstanding Notes for all purposes (including, without limitation, all approvals, consents, requests, waivers, authorizations, directions, inspections, appointments and the institution of any action), provided, that nothing in this clause (viii) shall impair the rights of the Holders to receive all payments due under the Notes. Anything in any Financing Document to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, Ambac Assurance shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders or the Trustee for the benefit of the Holders under the Financing Documents, including, without limitation: (A) the right to accelerate the principal of the Notes as described in the Indenture, and (B) the right to annul any declaration of acceleration, and Ambac Assurance shall also be entitled to approve all waivers of Events of Default. The Company and each Holder by such Holder's acquisition of a Note agree that for United States federal, state and local income and franchise tax purposes (i) the Notes constitute indebtedness of the Company, (ii) the Holders are the beneficial owners of the Notes, and (iii) they will file their tax returns consistent with such characterization.

     (ix) While the Policy is in effect or the Reimbursement Obligations (as defined below) remain unpaid, the Company (and/or the Trustee, where indicated below) shall furnish to Ambac Assurance (to the attention of the Surveillance Department, unless otherwise indicated):

          (a) as soon as practicable after the filing thereof, a copy of any financial statement of the Company and a copy of any audit and annual report of the Company;

          (b)  such additional information it may reasonably request;

          (c) a copy of any notice to be given to the registered owners of the Notes, including, without limitation, notice of any redemption of the Notes, and any certificate rendered pursuant to any Financing Document relating to the Notes, which obligation shall bind the Trustee as well as the Company;

          (d) notice (attention: General Counsel) by the Trustee of any failure of the Company to provide relevant notices, certificates, etc. under the Financing Documents; and

          (e) notwithstanding any other provision of any Financing Document, immediate notice (attention: General Counsel) if at any time there are insufficient moneys to make any payments of principal and/or interest on the Notes as required and immediate notice of the occurrence of any Event of Default, which obligation shall bind the Trustee as well as the Company.

     (x) The Company will permit Ambac Assurance to discuss the affairs, finances and accounts of the Company, or any information Ambac Assurance may reasonably request regarding the Notes, with appropriate officers of the Company.

     (xi) Notwithstanding anything herein or in any other Financing Document to the contrary, in the event that the principal and/or interest due on the Notes shall be paid by Ambac Assurance pursuant to the Policy (i) the Notes shall remain "outstanding" for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Company, (ii) except as expressly stated herein, (A) the Paying Agent, if any, shall have no duties or obligations relating to any payments made by Ambac Assurance and (B) the Trustee shall not be deemed to have knowledge of any default unless the Trustee shall have written notice of such default, unless otherwise agreed, (iii) all covenants agreements and other obligations of the Company to the Holders shall continue to exist and shall run to the benefit of Ambac Assurance, and (iv) Ambac Assurance shall be subrogated to the rights of such Holders.

     (xii)As long as the Policy shall be in full force and effect, the Company, the Trustee and any Paying Agent agree to comply with the following provisions:

          (a) at least one (1) day prior to all Interest Payment Dates the Trustee or Paying Agent, if any, will determine whether there will be sufficient funds available to pay the principal of or interest on the Notes on such Interest Payment Date. If the Trustee or Paying Agent, if any, determines that there will be insufficient funds available, the Trustee or Paying Agent, if any, shall so notify Ambac Assurance. Such notice shall specify the amount of the anticipated deficiency, the Notes to which such deficiency is applicable and whether such Notes will be deficient as to principal or interest, or both. If the Trustee or Paying Agent, if any, has not so notified Ambac Assurance at least one
               (1) day prior to an Interest Payment Date, Ambac Assurance will make payments of principal or interest due on the Notes on or before the first (1st) day next following the date on which Ambac Assurance shall have received notice of nonpayment from the Trustee or Paying Agent, if any.

          (b) the Trustee or Paying Agent, if any, shall, after giving notice to Ambac Assurance as provided in (a) above, make available to Ambac Assurance and, at Ambac Assurance's direction, to The Bank of New York, in New York, New York, as insurance trustee for Ambac Assurance or any successor insurance trustee (the "Insurance Trustee"), the registration books of the Company maintained by the Trustee or Paying Agent, if any, and all records relating to the funds and accounts maintained under the Indenture.

          (c) the Trustee or Paying Agent, if any, shall provide Ambac Assurance and the Insurance Trustee with a list of registered owners of Notes entitled to receive principal or interest payments from Ambac Assurance under the terms of the Policy, and shall, pursuant to arrangements made with the Insurance Trustee,
               (i) mail checks or drafts to the registered owners of Notes entitled to receive full or partial interest payments from Ambac Assurance and (ii) to pay principal upon Notes surrendered to the Insurance Trustee by the registered owners of Notes entitled to receive full or partial principal payments from Ambac Assurance.

          (d) the Trustee or Paying Agent, if any, shall, at the time it provides notice to Ambac Assurance pursuant to (a) above, notify registered owners of Notes entitled to receive the payment of principal or interest thereon from Ambac Assurance (1) as to the fact of such entitlement, (2) that Ambac Assurance will remit to them, through the Insurance Trustee or pursuant to arrangements made with the Insurance Trustee, through the Trustee or Paying Agent, if any, all or a part of the interest payments next coming due upon proof of Holder entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment, (3) that should they be entitled to receive full payment of principal from Ambac Assurance, they must surrender their Notes (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Notes to be registered in the name of Ambac Assurance) for payment to the Insurance Trustee, who shall then pass such Notes on to the Trustee or Paying Agent, if any, for payment of principal upon such Notes and (4) that should they be entitled to receive partial payment of principal from Ambac Assurance, they must surrender their Notes for payment thereon first to the Trustee or Paying Agent, if any, who shall note on such Notes the portion of the principal paid by the Trustee or Paying Agent, if any, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then make arrangements with the Trustee or Paying Agent, if any, for the payment of the unpaid portion of principal upon such Notes.

          (e) in the event that the Trustee or Paying Agent, if any, has notice that any payment of principal of or interest on a Note which has become Due for Payment (as defined in the Policy) and which is made to a Holder by or on behalf of the Company has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee or Paying Agent, if any, shall, at the time Ambac Assurance is notified pursuant to (a) above, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from Ambac Assurance to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee or Paying Agent, if any, shall furnish to Ambac Assurance its records evidencing the payments of principal of and interest on the Notes which have been made by the Trustee or Paying Agent, if any, and subsequently recovered from registered owners and the dates on which such payments were made.

          (f) in addition to those rights granted Ambac Assurance under the Financing Documents, Ambac Assurance shall, to the extent it makes payment of principal of or interest on Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy, and to evidence such subrogation (1) in the case of subrogation as to claims for past due interest, the Trustee or Paying Agent, if any, shall note Ambac Assurance's rights as subrogee on the registration books of the Company maintained by the Trustee or Paying Agent, if any, upon receipt from Ambac Assurance of proof of the payment of interest thereon to the registered owners of the Notes, and (2) in the case of subrogation as to claims for past due principal, the Trustee or Paying Agent, if any, shall note Ambac Assurance's rights as subrogee on the registration books of the Company maintained by the Trustee or Paying Agent, if any, upon surrender of the Notes by the registered owners thereof together with proof of the payment of principal thereof.

     (xiii) The Trustee or Paying Agent, if any, may be removed at any time, at the request of Ambac Assurance, for any breach of its obligations under the Financing Documents.

     (xiv)Ambac Assurance shall receive prior written notice of any Trustee (or Paying Agent) resignation.

     (xv) Every successor Trustee appointed pursuant to the Indenture shall be a trust company or bank in good standing located in or incorporated under the laws of any State of the United States of America, duly authorized to exercise trust powers and subject to examination by federal or state authority, having a reported capital and surplus of not less than $75,000,000 and acceptable to Ambac Assurance. Any successor Paying Agent, if applicable, shall not be appointed unless Ambac approves such successor in writing.

     (xvi)Notwithstanding any other provision of the Financing Documents, in determining whether the rights of the Holders will be adversely affected by any action taken pursuant to the terms and provisions of the Financing Documents, the Trustee (or Paying Agent) shall consider the effect on the Holders as if there were no Policy.

     (xvii) Notwithstanding any other provision of the Financing Documents, while the Policy is outstanding or any Reimbursement Obligation (defined below) remains unpaid, no removal, resignation or termination of the Trustee (or Paying Agent) shall take effect until a successor, acceptable to Ambac Assurance, shall be appointed.

     (xviii) To the extent that the Financing Documents confer upon or give or grant to Ambac Assurance any right, remedy or claim thereunder or by reason thereof, Ambac Assurance is hereby explicitly recognized as being a third-party beneficiary thereunder and may enforce any such right remedy or claim conferred, given or granted thereunder.

     (xix)Nothing in the Financing Documents, expressed or implied, is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, Ambac Assurance, the Paying Agent, if any, and the registered owners of the Notes, any right, remedy or claim under or by reason of the Financing Documents or any covenant, condition or stipulation thereof, and all covenants, stipulations, promises and agreements in the Financing Documents contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, Ambac Assurance, the Paying Agent, if any, and the registered owners of the Notes.

     (xx) Paragraphs (v)-(xix) of this Section shall only apply so long as Ambac Assurance is not in default of the Policy or the Insurance Agreement (as defined below).

     (xxi)Section 4.02 and Article XI of the Indenture shall not apply to the Notes.

     (xxii) The term "Reimbursement Obligation" shall mean amounts payable by the Company to Ambac Assurance pursuant to the terms of the Insurance Agreement, dated as of November 5, 2002 (the "Insurance Agreement"), between the Company and Ambac Assurance.

     (xxiii) Title to the Notes will pass only by transfer and registration in the Security Register.

     (xxiv) Section 8.03 of the Indenture shall be amended for purposes of the Notes to read:

               Section 8.03. The Company, the Trustee, any paying agent and any Security Registrar shall deem and treat the person in whose name such Security shall be registered upon the Security Register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest (including Defaulted Interest, if any) on such Security and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.


     (xxv)No amounts paid to a Holder on the Notes may be credited to Holders' bank accounts within the United States of America or its possessions, and no Holder shall be entitled to make any demand for payment to the Company or its paying agent within the United States of America or its possessions; provided, however, that if the Company or its paying agent receives notification from Ambac Assurance that Ambac Assurance has acquired any Notes after the occurrence of an Event of Default, payments on such Notes may be credited to a bank account in the United States and Ambac Assurance may make demand for payment within the United States.

8. It shall be an Event of Default under the Indenture if an "Event of Default" shall have occurred and be continuing under the Insurance Agreement.

9. You are hereby requested to authenticate, from time to time after the date hereof and in the manner provided by the Indenture, such aggregate principal amount of the Notes not to exceed $80,400,000 as shall be set forth in the Note.

10.  Concurrently  with this Company Order, an Opinion of Counsel under Sections
     2.04 and 13.06 of the Indenture is being delivered to you with respect to the issuance and sale of up to $80,400,000 principal amount of Notes and, prior to issuance thereof, a subsequent Opinion of Counsel will be delivered to you with respect to the subsequent issuance and sale of Notes.

11. The undersigned Geoffrey S. Chatas and Thomas G. Berkemeyer, the Assistant Treasurer and Assistant Secretary, respectively, of the Company do hereby certify that:

     (i) we have read the relevant portions of the Indenture, including without limitation the conditions precedent provided for therein relating to the action proposed to be taken by the Trustee as requested in this Company Order and Officers' Certificate, and the definitions in the Indenture relating thereto;

     (ii) we have read the Board Resolutions of the Company and the Opinion of Counsel referred to above;

     (iii)we have conferred with other officers of the Company, have examined such records of the Company and have made such other investigation as we deemed relevant for purposes of this certificate;

     (iv) in our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not such conditions have been complied with; and

     (v) on the basis of the foregoing, we are of the opinion that all conditions precedent provided for in the Indenture relating to the action proposed to be taken by the Trustee as requested herein have been complied with.

Kindly acknowledge receipt of this Company Order and Officers' Certificate, including the documents listed herein, and confirm the arrangements set forth herein by signing and returning the copy of this document attached hereto. By signing below, the Trustee agrees to the terms and conditions set forth herein.

Very truly yours,

KENTUCKY POWER COMPANY


By: /s/ Geoffrey S. Chatas
       Assistant Treasurer


And: /s/ Thomas G. Berkemeyer
         Assistant Secretary


Acknowledged and Agreed to by Trustee:


By: /s/ Susan Johnson
        Vice President


                                                                       Exhibit 1

ANY UNITED STATES PERSON WHO HOLDS THIS SECURITY WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT DURING THE FORTY DAY RESTRICTED PERIOD (AS DEFINED IN REGULATION S OF THE SECURITIES
ACT) SUCH SECURITY MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY (A) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (B) TO AMBAC ASSURANCE AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT IF AMBAC ASSURANCE PROMPTLY NOTIFIES THE COMPANY OR ITS PAYING AGENT OF SUCH RESALE, PLEDGE OR TRANSFER, AND THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH ABOVE. PRIOR TO ANY SUCH TRANSFER, THE TRANSFEROR WILL FURNISH TO THE TRUSTEE SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING SO MADE.

Financial Guaranty Insurance Policy No. SF0576BE (the "Policy") with respect to payments due for principal of and interest on this Note has been issued by Ambac Assurance Corporation ("Ambac Assurance"). The Policy has been delivered to The Bank of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from Ambac Assurance or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Note acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.

No. R1
                             KENTUCKY POWER COMPANY
                     4.3148% Senior Note, Series B, Due 2007

Stated Maturity Date:November 12, 2007    Original Issue Date: November 12, 2002

Principal Amount: $80,400,000                             Interest Rate: 4.3148%




     KENTUCKY POWER COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Kentucky (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ACE Funding American Electric Power Subsidiaries Series 2002-1 MTN KEPCo Trust or registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above, and to pay interest on said Principal Amount from the Original Issue Date specified above or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on May 10 and November 10 in each year, commencing (except as provided in the following sentence) with the Interest Payment Date next succeeding the Original Issue Date specified above, at the Interest Rate per annum specified above, until the Principal Amount shall have been paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall only be paid to the Person in whose name this Note (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date with respect to such Interest Payment Date, which shall be the April 25 or October 25 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided however that if the Original Issue Date of this Note shall be after a Regular Record Date and before the corresponding Interest Payment Date, payment of interest shall commence on the second Interest Payment Date succeeding such Original Issue Date and shall be paid to the Person in whose name this Note was registered on the Regular Record Date for such second Interest Payment Date; and provided further, that interest payable on the Stated Maturity Date or any Redemption Date shall be paid to the Person to whom principal shall be paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

     If any payment is scheduled to be made on a day that is not a Business Day, such payment will be made on the immediately preceding Business Day. No amounts paid to a Holder on the Notes may be credited to Holders' bank accounts within the United States of America or its possessions, and no Holder shall be entitled to make any demand for payment to the Company or its paying agent within the United States of America or its possessions; provided, however, that if the Company or its paying agent receives notification from Ambac Assurance
Corporation ("Ambac Assurance") that Ambac Assurance has acquired any Notes after the occurrence of an Event of Default, payments on such Notes may be credited to a bank account in the United States and Ambac Assurance may make demand for payment within the United States.

     This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of September 1, 1997 duly executed and delivered between the Company and Deutsche Bank Trust Company Americas, a national banking association organized and existing under the laws of the United States, as Trustee (herein referred to as the "Trustee") (such Indenture, as originally executed and delivered and as thereafter supplemented and amended being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto or Company Orders reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Note is one of the series of Notes designated on the face hereof.

     This Note shall be redeemable to the extent set forth in the Indenture and relevant Company Order.

     The Company shall not be required to (i) issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Notes of the same Series and Tranche and ending at the close of business on the day of such mailing, nor (ii) register the transfer of or exchange of any Notes of any series or portions thereof called for redemption.

     In the event of redemption of this Note in part only, a new Note or Notes of this Series and Tranche, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Note.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each Series effected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, without the consent of the holder of each Note then outstanding and affected; (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or reduce the percentage of Notes, the holders of which are required to waive any default and its consequences, without the consent of the holder of each Note then outstanding and affected thereby; or (iii) modify any provision of Section 6.01(c) of the Indenture (except to increase the percentage of principal amount of securities required to rescind and annul any declaration of amounts due and payable under the Notes), without the consent of the holder of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of all Series at the time outstanding affected thereby, on behalf of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

     As provided in the Indenture and Company Order and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company as may be designated by the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto. Under no circumstances may this Note be transferred to a United States holder other than Ambac Assurance Corporation.

     The Company, the Trustee, any paying agent and any Security Registrar shall deem and treat the registered Holder of this Note as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Notes of this Series are issuable only in registered form without coupons. As provided in the Indenture and subject to certain limitations, Notes of this Series and Tranche are exchangeable for a like aggregate principal amount of Notes of this Series and Tranche of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.


Dated November 12, 2002
                                   KENTUCKY POWER COMPANY


                                   By:
                                      -----------------------
                                      Assistant Treasurer
Attest:


By:
   -----------------------------
  Assistant Secretary

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the series of Notes designated in accordance with, and referred to in, the within-mentioned Indenture.

Dated: November 12, 2002

DEUTSCHE BANK TRUST COMPANY AMERICAS



By:
   --------------------------
    Authorized Signatory

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

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(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
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ASSIGNEE) the within Note and all rights thereunder, hereby
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irrevocably constituting and appointing such person attorney to
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transfer such Note on the books of the Company, with full
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power of substitution in the premises.



Dated:
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NOTICE:  The  signature  to this  assignment  must  correspond  with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities
Transfer Agents Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").

                                                                       Exhibit 2

                       FORM OF CERTIFICATION OF TRANSFEROR

       Re: Kentucky Power Company 4.3148% Senior Notes, Series B, Due 2007

     Reference is hereby made to the Indenture, dated as of September 1, 1997 (the "Indenture"), between Kentucky Power Company (the "Company") and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     _______________ (the "Transferor" owns and proposes to transfer the attached Note in the principal amount of $________ in such Note (the "Transfer"), to _____________ (the "Transferee"). In connection with the Transfer, the Transferor hereby certifies that the Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act. The Transferor further certifies that the Transfer is being effected outside of the United States and the Transferee is either Ambac Assurance Corporation or is not a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

     This certification and the statements contained herein are made for the benefit of the Company.


                                           [NAME OF TRANSFEROR]


                                           By:_______________________

                                           Title:______________________
Dated:______________